Calculation of Filing Fee Tables
S-8
NIO Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary Shares, par value $0.00025 per share	457(a)	248,454,460	$ 4.72	$ 1,172,705,051.20	0.0001381	$ 161,950.57
Total Offering Amounts:						$ 1,172,705,051.20		$ 161,950.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 161,950.57
Offering Note
[1]	These shares may be represented by the Registrant's American depositary shares ("ADSs"), each of which represents one ordinary share. The Registrant's ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-227062). Represents Class A ordinary shares issuable pursuant to awards under the 2026 Share Incentive Plan (the "2026 Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2026 Plan. Represents Class A ordinary shares that are reserved for future award grants under the 2026 Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on $4.72 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the NYSE on March 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A